Exhibit 3.47

      STATE OF DELAWARE

      SECRETARY OF STATE

 DIVISION OF CORPORATIONS

      FILED 12:00 PM 08/27/1990

        730239017 – 2239675

CERTIFICATE OF INCORPORATION

OF

WESTERN AUTO OF ST. THOMAS, INC.

*   *   *   *   *

1.    The name of the corporation is

WESTERN AUTO OF ST. THOMAS, INC.

2.    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Genera Corporation Law of Delaware.

4.    The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.    The name and mailing Address of each incorporator is as follows:

NAME	MAILING ADDRESS
V. A. Brookens	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

J. L. Austin	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

M. C. Kinnamon	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

6.    The corporation is to have perpetual existence.

7.    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

To provide for the indemnification of directors, officers, management, employees and agents of the Corporation, and of persons who serve other enterprises in such or similar capacities at the request of the Corporation, to the full extent permitted by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect.

8.    Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9.    Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10.    Wherever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

11.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

12.    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good fait or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3rd day of August, 1990.

/s/ V. A. Brookens
V. A. Brookens

/s/ J. L. Austin
J. L. Austin

/s/ M. C. Kinnamon
M. C. Kinnamon

            State of Delaware

            Secretary of State

        Division of Corporations

        Delivered 08:00 AM 01/27/2006

        FILED 08:00 AM 01/27/2006

        SRV 060080714 - 2239675 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is Western Auto of St. Thomas, Inc.

2.    The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.    The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors

Signed on January 19, 2006

/s/ Eric M. Margolin
Eric M. Margolin-Vice President